Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with this Quarterly Report of Prosalutis Holdings Inc., on Form 10-Q for the Quarter ending March 31, 2016 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Mauricio Gonzales, Chief Executive Officer of the Company, certify to the best of my knowledge, pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that:

(1) Such Quarterly Report on Form 10-Q for the three months ending March 31, 2016, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and March 31, 2016 fairly presents, in all material respects, the financial condition and result of operations of Prosalutis Holdings Inc..

March 10, 2017	By:	/s/Mauricio Gonzales
Mauricio Gonzales
Chief Executive Officer